Exhibit 99.1

National General Holdings Corp. Announces Closing of $250 Million Private

Issuance of 6.75% Senior Notes due May 15, 2024

NEW YORK, May 23, 2014 (GLOBE NEWSWIRE) – National General Holdings Corp. (NASDAQ:NGHC) (the “Company” or “National General”) today announced that it has sold $250 million aggregate principal amount of 6.75% senior notes due 2024 (the “senior notes”) to institutional investors pursuant to a private placement in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The issuance closed on May 23, 2014.

The senior notes will be the senior, unsecured obligations of National General and will bear interest at a rate of 6.75% per annum, payable semi-annually on May 15 and November 15 of each year, beginning on November 15, 2014. The senior notes will mature on May 15, 2024.

National General estimates that the net proceeds it will receive from the issuance will be approximately $245 million, after deducting estimated issuance expenses payable by the Company. National General intends to use the net proceeds from the issuance for the financing of the previously announced Tower Personal Lines transaction, to repay current debt, for future acquisitions, and for general corporate purposes.

A.M. Best has assigned an issuer credit rating of “bbb-” to National General and a debt rating of “bbb-” to the $250 million 6.75% senior notes due May 15, 2024. All outlooks assigned are stable.

The senior notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor will there be any offer or sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About National General Holdings Corp.

National General Holdings Corp., headquartered in New York City, is a specialty personal lines insurance holding company. Through its subsidiaries, which trace their roots to 1939 and have a financial strength rating of A- (excellent) from A.M. Best, the Company provides personal and commercial automobile, recreational vehicle, motorcycle, homeowners, supplemental health, and other niche insurance products.

Forward Looking Statements

This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, estimates of the fair value of life settlement contracts, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statements except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in the Company’s filings with the Securities and Exchange Commission.

Investor Contact

Dean Evans

Director of Investor Relations

Phone: 212-380-9462

Email: Dean.Evans@NGIC.com

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